UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2007

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 9, 2007, MasterCard Incorporated (“MasterCard” or the “Company”) issued a press release announcing financial results for its fourth quarter and year ended December 31, 2006.

A copy of the press release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.

Non-GAAP Financial Information

In the attached press release, the Company discloses the following financial measures that do not conform to generally accepted accounting principles in the United States (“GAAP”):

•	Information regarding its operating expenses, net income and earnings per share for the three-month period and year ended December 31, 2006 that exclude charges associated with the establishment of reserves recorded for litigation settlements. MasterCard’s management believes that because these settlements were special items, this information facilitates an understanding of MasterCard’s operating performance and also facilitates a meaningful comparison of its results between periods.

•	Information regarding its operating expenses for the year ended December 31, 2005 that exclude charges associated with a one-time adjustment to reflect an accounting methodology change for cash-based executive incentive plans in the third quarter of 2005. MasterCard’s management believes that this information facilitates an understanding of MasterCard’s operating performance and also facilitates a meaningful comparison of its results between periods.

•	Information regarding its net income and earnings per share for the year ended December 31, 2006 that exclude interest income earned on proceeds from the initial public offering of MasterCard Incorporated’s Class A common stock used to effect the redemption of shares of Class B common stock. MasterCard’s management believes that because this interest income relates to assets that were held only temporarily by MasterCard prior to effecting the redemption of shares of Class B common stock, this information facilitates a meaningful comparison of MasterCard’s results between periods.

•	Information regarding its operating expenses, net income, earnings per share and effective tax rate for the year ended December 31, 2006 that exclude a non-cash charge associated with the donation of approximately 13.5 million shares of Class A common stock to The MasterCard Foundation that occurred simultaneous with MasterCard’s initial public offering in May 2006. MasterCard’s management believes that because the expense (which is not deductible for tax purposes) associated with the donation of shares of Class A common stock to The MasterCard Foundation is non-cash and non-recurring, this information enhances an understanding of MasterCard’s operating performance and also facilitates a meaningful comparison of its results between periods.

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the attached press release. While MasterCard’s management believes that this non-GAAP financial information is useful in evaluating MasterCard’s operations, this information should be considered as supplemental in nature and not in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

Item 7.01 Regulation FD Disclosure

On February 9, 2007, the Company will host a conference call to discuss its fourth quarter and year ended December 31, 2006 financial results. A copy of the presentation to be used during the conference call is attached hereto as Exhibit 99.2. All information in the presentation is furnished but not filed.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release of MasterCard Incorporated, dated February 9, 2007.

99.2	Presentation of MasterCard Incorporated, dated February 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: February 9, 2007	By	/s/ Noah J. Hanft
Noah J. Hanft
General Counsel and Secretary